                                                                      EXHIBIT 12

                           RALPHS SUPERMARKETS, INC.
                    (AS SUCCESSOR TO RALPHS GROCERY COMPANY)

              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES(A)
                             (DOLLAR IN THOUSANDS)
                                  (UNAUDITED)

                  52 WEEKS         53 WEEKS         52 WEEKS         52 WEEKS         52 WEEKS         36 WEEKS        36 WEEKS
                   ENDED            ENDED            ENDED            ENDED            ENDED            ENDED            ENDED
                JANUARY 28,      FEBRUARY 3,      FEBRUARY 2,      JANUARY 31,      JANUARY 30,      OCTOBER 10,      OCTOBER 9,
                    1990             1991             1992             1993             1994             1993            1994
                ------------     ------------     ------------     ------------     ------------     ------------     -----------
Earnings
 (loss) before
 income taxes,
 cumulative
 effect of
 change in
 accounting
 and
 extraordinary
 item.........    $(57,670)        $(25,529)        $(27,734)        $  2,792         $ 30,317         $ 23,771        $  19,896
Add:
  Portion of
    rents
representative
    of the
    interest
    factor....      11,836           12,936           15,135           17,745           19,218           13,092           13,493
  Capitalized
   interest...       1,019              915              510            1,074              740              599              227
  Interest
    expense...     130,883          128,477          130,206          125,611          108,755           75,748           77,162
                  --------         --------         --------         --------         --------         --------        ---------
  Earnings as
   adjusted...    $ 86,068         $116,799         $118,117         $147,222         $159,030         $113,210        $ 110,778
                  ========         ========         ========         ========         ========         ========        =========
Fixed charges:
  Interest
    expense...     130,883          128,477          130,206          125,611          108,755           75,748           77,162
  Capitalized
   interest...       1,019              915              510            1,074              740              599              227
  Portion of
    rents
representative
    of the
    interest
    factor....      11,836           12,936           15,135           17,745           19,218           13,092           13,493
                  --------         --------         --------         --------         --------         --------        ---------
  Total fixed
    charges...    $143,738         $142,328         $145,851         $144,430         $128,713         $ 89,439        $  90,882
                  ========         ========         ========         ========         ========         ========        =========
Ratio of
  earnings to
  fixed
  charges.....          --(b)            --(b)            --(b)          1.02             1.24             1.27             1.22
                  ========         ========         ========         ========         ========         ========        =========

- ---------------

(a) The ratio of earnings to fixed charges has been computed based upon net earnings (loss) before income taxes, extraordinary item and fixed charges. Fixed charges consist of interest expense (including amortization of self-insurance reserves discount), capitalized interest, amortization of debt discount and expense and one-third of rental expense (the proportion deemed representative of the interest factor).

(b) Earnings before income taxes and fixed charges were insufficient to cover fixed charges for the periods ended January 28, 1990, February 3, 1991 and February 2, 1992 by $57,670, $25,529 and $27,734, respectively.

                                                                      EXHIBIT 12

                         FOOD 4 LESS SUPERMARKETS, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)


                                          53 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED       52 WEEKS ENDED
                                          JUNE 30, 1990        JUNE 29, 1991        JUNE 27, 1992        JUNE 26, 1993
                                        ------------------   ------------------   ------------------   ------------------
                                                    FIXED                FIXED                FIXED                FIXED
                                        EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                        --------   -------   --------   -------   --------   -------   --------   -------
Loss before provision for income taxes
 and extraordinary charges............  $(9,106)   $    --   $(3,387)   $    --   $(25,555)  $    --   $(25,936)  $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs...............................   50,789     50,789    50,085     50,085     70,210    70,210     69,733    69,733
Interest factor in rent expense(1)....    3,814      3,814     6,523      6,523     15,569    15,569     14,835    14,835
                                        -------    -------   -------    -------   --------   -------   --------   -------
                                        $45,497    $54,603   $53,221    $56,608   $ 60,224   $85,779   $ 58,632   $84,568
                                        =======    =======   =======    =======   ========   =======   ========   =======
Ratio of earnings to fixed charges....       --                   --                    --                   --
                                        =======              =======              ========             ========
Deficiency of earnings to cover fixed
  charges.............................  $ 9,106              $ 3,387              $ 25,555             $ 25,936
                                        =======              =======              ========             ========

                                          52 WEEKS ENDED        12 WEEKS ENDED       12 WEEKS ENDED
                                          JUNE 25, 1994       SEPTEMBER 18, 1993   SEPTEMBER 17, 1994
                                        ------------------    ------------------   ------------------
                                                    FIXED                FIXED                FIXED
                                        EARNINGS   CHARGES   EARNINGS   CHARGES   EARNINGS   CHARGES
                                        --------   -------   --------   -------   --------   -------
Loss before provision for income taxes
 and extraordinary charges............  $    --    $    --   $  (812)   $    --   $(2,447)   $    --
Add: Fixed charges:
Interest expense including
  amortization of deferred financing
  costs...............................   68,250     68,250    15,730     15,730    16,008     16,008
Interest factor in rent expense(1)....   16,596     16,596     3,830      3,830     4,095      4,095
                                        -------    -------   -------    -------   -------    -------
                                        $84,846    $84,846   $18,748    $19,560   $17,656    $20,103
                                        =======    =======   =======    =======   =======    =======
Ratio of earnings to fixed charges....      1.0                   --                   --
                                        =======              =======              =======
Deficiency of earnings to cover fixed
  charges.............................       --              $   812              $ 2,447
                                        =======              =======              =======

- ---------------
(1) Calculated as one-third of minimum rent expense (see note 5 in the audited financial statements):

                                                    1990                 1991                 1992                 1993
                                                   -------              -------              -------              -------
Minimum rent..........................             $11,443              $19,570              $46,706              $44,504
Interest factor.......................                  /3                   /3                   /3                   /3
                                                   -------              -------              -------              -------
                                                   $ 3,814              $ 6,523              $15,569              $14,835
                                                   =======              =======              =======              =======

                                                    12 WEEKS ENDED        12 WEEKS ENDED
                                          1994     SEPTEMBER 18, 1993    SEPTEMBER 17, 1994
                                        -------    ------------------    ------------------
Minimum rent..........................  $49,788          $11,490              $12,286
Interest factor.......................       /3               /3                   /3
                                        -------           ------               ------
                                        $16,596           $3,830               $4,095
                                        =======           ======               ======

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